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                                 AMENDMENT NO. 1
                                       TO
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
                  AMONG MAGNETEK NATIONAL ELECTRIC COIL, INC.,
                MAGNETEK, INC., EASTERN ELECTRIC APPARATUS REPAIR
                  COMPANY, INC. AND GRAND EAGLE COMPANIES INC.
                         DATED AS OF FEBRUARY 27, 1996.

     This Amendment No. 1 (the "Amendment") to the Amended and Restated Asset Purchase Agreement (the "Agreement") among MagneTek National Electric Coil, Inc., MagneTek, Inc., Eastern Electric Apparatus Repair Company, Inc. and Grand Eagle Companies Inc. Dated as of February 27, 1996 is dated as of June 28, 1996 and is by and among MagneTek National Electric Coil, Inc., a Delaware corporation ("Seller"), MagneTek, Inc., a Delaware corporation ("MagneTek"), Eastern Electric Apparatus Repair Company, Inc., a Georgia corporation ("Buyer"), and Grand Eagle Companies Inc., a Delaware corporation ("Grand Eagle").

                                 R E C I T A L S

     WHEREAS, Seller, MagneTek, Buyer and Grand Eagle are parties to the Agreement and desire to amend it in certain respects.

     NOW, THEREFORE, in consideration of the covenants and amendments therein, the parties agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                                   AMENDMENTS

     1.1 AMENDMENTS TO ARTICLE 1. The definition of "Seller Note" is hereby amended to read in full as follows:

          "Seller Note" means the promissory note issued by Grand Eagle in the form attached hereto as Exhibit B.

     1.2  AMENDMENTS TO ARTICLE 2.

          (a)  SECTION 2.1.   The amount of the Cash Purchase Price referred to
in Section 2.1 shall be changed to $10,200,000 (ten million two hundred thousand dollars) and the principal amount of the Seller Note shall be changed to $4,150,000 (four million one hundred fifty thousand dollars).

          (b)  SECTION 2.3.   The date of the Closing referred to in Section
2.3(a) shall be changed to June 14, 1996.

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          (c)  SECTION 2.4.   Section 2.4(b)(ii)(b) is hereby amended to read in
full as follows:

               The duly executed Seller Note in the original principal amount of $4,150,000 (four million one hundred fifty thousand dollars).

     1.3  AMENDMENTS TO ARTICLE 3.

          (a) SECTION 3.1(f). Section 3.1(f) shall be amended to read in full as follows:

               [Intentionally omitted.]

          (b) SECTION 3.1(p). Section 3.1(p) shall be amended to read in full as follows:

               MagneTek shall have executed and delivered to Buyer a non-competition agreement in the form attached hereto as Exhibit C (the "Non-Competition Agreement").

          (c) SECTION 3.1(u). Section 3.1(u) shall be amended to read in full as follows:

               Grand Eagle's obligations under the Seller Note shall be subordinated to Grand Eagle's and Buyer's obligations to the extent set forth in the Seller Note.

          (d) SECTION 3.3. The reference to Section 3.1(f) in clause (b) shall be replaced by a reference to Section 6.7.

     1.4  AMENDMENTS TO ARTICLE 4.

          (a)  SECTION 4.9.   Clause (a) shall be amended to read in full as
follows: "such as are disclosed on Schedule 4.9, which Liens were incurred prior to February 27, 1996." In addition, a new clause (b) shall be added which provides: "(b) Such as were incurred in the Ordinary Course between February 27, 1996 and the Closing." The remaining clauses shall be relettered (c) through (f).

     1.5  AMENDMENTS TO ARTICLE 6.

          (a) SECTION 6.7. The phrase "[p]rior to the Closing, Seller shall obtain at its expense and deliver" in the first sentence shall be replaced by the phrase "[p]rior to the Closing, Seller has obtained at its expense and delivered," and the phrase "shall be" in the last sentence of such section shall be replaced by the word "was."

          (b)  SECTION 6.10.  Such section shall be replaced with:

               [Intentionally omitted.]

          (c)  SECTION 6.11.  Such section shall be replaced with:

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               [Intentionally omitted.]

     1.6  AMENDMENTS TO ARTICLE 12.

          (a)  SECTION 12.3.

               (i) The word "or" at the end of clause (a)(i) shall be replaced by the word "and."

               (ii) The date April 5, 1996 in clause (a)(ii) shall be replaced by the date June 28, 1996, a period shall replace the semi-colon and the word "or," as well as all of clause (iii) shall be deleted.

                                   ARTICLE II

                                OTHER AGREEMENTS

     2.1 SCHEDULES. The parties agree that the Schedules attached hereto shall replace the applicable previously delivered Schedules, and that such previously delivered Schedules as are not so replaced shall be deemed to be delivered as of the date of this Amendment unless such Schedules were dated as of a specific date, in which case they shall continue to have been delivered as of such date.

     2.2 CAPITALIZED TERMS. Capitalized terms used without definition herein have the meanings ascribed to them in the Agreement.

     2.3 EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     2.4 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such State.

     2.5 ENTIRE AGREEMENT. This Amendment, the Agreement, the Non-Competition Agreement and the Confidentiality Agreement, together with all Exhibits and Schedules hereto and thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understanding relating to such subject matter, including, without limitation, the letter of intent referred to in Section 12.10 of the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              MAGNETEK NATIONAL ELECTRIC COIL,
                              INC., a Delaware corporation


                              By:
                                 -----------------------------------------
                                   John P. Colling, Jr.
                                   Vice President


                              MAGNETEK, INC., a Delaware corporation


                              By:
                                 -----------------------------------------
                                   John P. Colling, Jr.
                                   Vice President


                              EASTERN ELECTRIC APPARATUS REPAIR
                              COMPANY, INC., a Georgia corporation


                              By:
                                 -----------------------------------------
                                   Jerry O. Williams
                                   President


                              GRAND EAGLE COMPANIES INC., a Delaware
                              corporation


                              By:
                                 -----------------------------------------
                                   Jerry O. Williams
                                   President


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